                         Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No.333-249541) on Form S-3 and registration statements (Nos. 333-237806 and 333-232832) on Form S-8 of our reports dated March 31, 2022, with respect to the consolidated financial statements of Phreesia, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 31, 2022